Exhibit 10.37

DEBT CONVERSION AGREEMENT

THIS DEBT CONVERSION AGREEMENT (the “Agreement”) is made and entered into effective as of September 20, 2021, by and between SurgePays, Inc. a Nevada corporation (the “Company”) and SMDMM Funding, LLC, a Wyoming limited liability company (“SMDMM”).

WHEREAS, Mr. Kevin Brian Cox, the Chief Executive Officer and Chairman of the Company, is the Manager of SMDMM;

WHEREAS, the Company is currently in the process of pursuing: (i) a public offering of its securities; and (ii) the listing of its shares of common stock on the Nasdaq Capital Market or other national securities exchange (collectively, the “Offering”);

WHEREAS, Maxim Group LLC (the “Underwriter”) is leading the Offering;

WHEREAS, the Company has filed a registration statement on Form S-1 (File Number 333-233726) (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) in connection with the Offering;

WHEREAS, SMDMM has lent money to the Company on forty-five (45) separate occasions from December 2018 through and including August 2021 and, collectively, the Company owes SMDMM $7,633,009 in principal and interest (the “Debt”) pursuant to those certain on demand promissory notes issued by the Company to SMDMM (the “Notes”);

WHEREAS, in connection with the Offering, the Underwriter has asked the Company and SMDMM to convert a portion of the Debt into shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”);

WHEREAS, the Company and SMDMM have agreed to convert $2,415,560 (the “Partial Debt Amount”) into shares of the Common Stock; and

WHEREAS, the Company and SMDMM have agreed that the Company, following the conversion of the Partial Debt Amount, shall still owe SMDMM $5,217,449 (the “Remaining Debt Amount”).

NOW, THEREFORE, in consideration of the foregoing, of the mutual promises contained herein and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.	Conversion of the Partial Debt Amount. The Company and SMDMM hereby agree that upon the closing of the Offering, the Partial Debt Amount shall be converted into the number of shares of the Common Stock with a restrictive legend determined by the following formula: the Partial Debt Amount divided by the gross price per unit paid by the investors in the Offering (the “Automatic Conversion”). Upon the triggering of the Automatic Conversion, the Company shall send SMDMM prompt written notice (the “Automatic Conversion Notice”) specifying the conversion price and date upon which such conversion was effective (the “Effective Date”) and the number of restricted shares of Common Stock to be issued to SMDMM upon conversion. The conversion price shall be specified in the Automatic Conversion Notice.

2.	Expiration of this Agreement. If the Commission does not declare the Registration Statement effective prior to 6:01 PM Eastern Standard Time on November 30, 2021, this Agreement shall expire and the Company shall again owe the Partial Debt Amount, without any further interest, to SMDMM (along with the Company owing the Remaining Debt Amount to SMDMM in accordance with the terms of any promissory notes evidencing the Remaining Debt Amount).

3.	Conflicts. In the event that there is a conflict between the provisions of this Agreement and the Notes, the terms stated herein shall prevail.

4.	Counterparts. This Agreement may be executed in any number of counterparts, including facsimile and scanned versions, each of which when so executed shall be deemed an original and all of which shall constitute together one and the same instrument, and shall be effective upon execution by all of the parties.

IN WITNESS WHEREOF, the parties have executed this Debt Conversion Agreement.

SURGEPAYS, INC.		SMDMM FUNDING, LLC

By:
	Anthony Evers, Chief Financial Officer	Kevin Brian Cox, Manager